UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 11, 2003

Convergence Communications, Inc.

(Exact name of registrant as specified in its charter)

Nevada	00-21143	87-0545056
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C/O GBNet Corporation 950 South Pine Island, Suite 1024, Plantation, Florida 33324
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 727-8286

102 West 500 South, Suite 320, Salt Lake City, Utah, 84101
(Former name or former address, if changed since last report)

Item 5:  Other Events and Regulation FD Disclosure

As of October 1, 2002, Convergence Communications, Inc. relocated, thereby causing the address of its principal executive offices to change. Convergence Communications, Inc. is now located at:

C/O GBNet Corporation

950 South Pine Island, Suite 1024

Plantation, Florida 33324

In its report on Form 10-QSB dated May 15, 2002, the Company disclosed that it was experiencing significant financial difficulties and that its ability to continue as a going concern depended upon its ability to obtain additional equity or debt financing.  The Company further disclosed that its ability to obtain financing had been adversely affected by the down-turn in the telecommunications and technologies industries.

The Company has not obtained additional financing and, accordingly, has been forced to institute a number of actions intended to significantly reduce its operating expenses while maintaining its core business operations.  As noted in more detail below, these actions have included closing the Company’s United States administrative offices, significant reductions in the Company’s employee base and the restructuring of the Company’s principal foreign operations.

Even with the cost-cutting measures, the Company’s management believes it is unlikely the Company will continue as a going concern without additional funds.  Accordingly, the Company has also determined that it will actively seek purchasers for all or parts of its business and assets.  The Company can give no assurances that its negotiations with potential buyers will result in the sale of all or any part of its business or assets, or that a potential buyer will be willing to pay significant sums for the Company’s business or assets.

The Company’s reorganization measures have included the following:

•                                          Finance and Audit Committee Actions.  The Company’s Board of Directors has appointed the finance committee as the principal administrative body responsible for working with management to review and authorize expenditures and it has been overseeing the day to day operations of the Company, developing and implementing with management the Company’s reorganization plans, negotiating with creditors and, in conjunction with the Board’s Mergers and Acquisitions Committee, negotiating with potential purchasers.  The finance committee has also implemented a number of cash and asset preservation policies and is actively pursuing ways to finance non-operation priority expenditures.  As noted below, the finance committee, management and its advisors has also initiated restructuring discussions with the Company’s principal creditors and is actively negotiating with potential purchasers.  The Company has retained an investment advisor to assist it in its negotiations with potential buyers and creditors.

The audit committee is also responsible for continuing to investigate certain allegations regarding the Company’s accounting and financial reporting practices in Mexico that were made by former employees of the Company’s Mexico subsidiary.  The Company’s report on Form 8-K dated July 15, 2002 contains more information regarding the Company’s investigation of those matters.  As noted in that report, the Company engaged the services of a forensic accounting team from its independent public accountants to investigate the allegations.  The forensic team has substantially performed most of the significant procedures required by its investigation, but has not prepared a draft report regarding its findings.  The Company does not have sufficient resources to pay for the release of the forensic report.  The audit committee believes that corrective action has been taken on the major issues contained in the employees’ internal memo, but there cannot be assurance that management has addressed all of them until the forensic audit report is released.   The Company has not yet filed its quarterly reports for the periods ended June 30 and September 30, 2002, and does not expect to file those reports or other reports containing financial information until such time as it obtains sufficient cash to pay for the review of those reports by the Company’s accountants.  There can be no assurance that the Company will be able to obtain such financing, or any financing.

•                                          Reduction in United States Presence.  The Company has closed its Utah office and significantly reduced the size of its Florida office.  The Company now conducts its primary business and administrative functions in its office locations in Mexico and Central America.

•                                          Management Changes.  The Company’s operating expenses have been significantly reduced as a result of resignations or terminations of senior management personnel in the United States and Mexico, including the Company’s Chief Executive Officer, essentially all of the Company’s Vice President-level officers and the Chief Executive Officer of the Company’s Mexican affiliates.  To the extent possible, the Company has moved the functions previously performed by the terminated or resigning employees to personnel in the Company’s Latin American affiliates.  The Company has named Luis de La Fuente as chief executive officer of its Mexican operations.  Mr. de La Fuente previously acted as the Company’s Vice President of Strategic Alliances.

•                                          Mexican Operational Changes.  The Company has initiated a number of cost saving and restructuring measures in its Mexican operations.  Among other measures, the Company has significantly downsized Mexico’s sales department, restructured the resulting new sales teams to focus them on customer retention, renegotiated the terms of its contracts with its principal carriers, and conducted a technical review of the Company’s Mexican operations with the idea of removing unprofitable buildings from the Company’s IP networks and canceling leased communications links that were not necessary to the Company’s operations.

•                                          Creditor Negotiations.  The Company and its subsidiaries have defaulted on their payment obligations to a significant portion of their creditors, including nearly all of the Company’s trade creditors and service providers and, with the exception of the holders of the Company’s acquisition debt to the former owners of the Company’s GBNet operations, the holders of the Company’s acquisition debt.  The Company has initiated negotiations with its principal creditors regarding alternative payment schedules or forbearance agreements pending the Company’s sale of all or portions of its business or assets.  The Company is also currently defending a number of legal actions brought by its creditors.  Those actions include an action by some of the former owners of the Company’s Guatemalan operations for the Company’s failure to pay certain obligations which resulted in a judgment in favor of some of such owners and a release of certain collateral.

A number of the Company’s material debt obligations contain cross-default provisions under which a default of a payment obligation to one creditor can trigger a default under a payment obligation to another creditor.  In addition, the Company’s principal payment obligations are, in some instances, secured by the Company’s assets.

Item 6:  Resignations of Registrant’s Directors

Jorge Fucarracio, Peter Schiller, Lance D’Ambrosio, Troy D’Ambrosio, Christopher Shenefelt and Pablo Priu have resigned as members of the Company’s Board of Directors.  Mr. Priu resigned effective September 9, 2002, Mr. Shenefelt resigned effective September 18, 2002, the D’Ambrosios resigned effective September 19, 2002, and Messrs. Fucarracio and Schiller resigned effective October 25, 2002.  The Company’s board of directors accepted the resignations at its meeting on September 20, 2002.  None of the resignations resulted from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.  Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.  Not applicable.

Pro Forma Financial Information.  Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONVERGENCE COMMUNICATIONS, INC.

/s/ Carlos H. Christensen
By: Carlos H. Christensen, Chairman of the Finance Committee of the Board of Directors
Dated: March 11, 2003